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                                January 29, 1999




Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida 33619

Ladies and Gentlemen:


                 We have acted as counsel to Intermedia Communications Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (Registration No. 333-62931), as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offering from time to time by certain holders (the "Selling Securityholders") of (1) 8,000,000 depositary shares (the "Depositary Shares") each representing a one hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock ("Series F Preferred Stock"), liquidation preference $2,500 per share, par value $1.00 per share, of the Company, (2) 80,000 shares of Series F Preferred Stock, (3) 4,753,417 shares (the "Common Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable upon conversion of the Series F Preferred Stock and/or the Depositary Shares and (4) 324,876 shares of Common Stock issued in lieu of cash as dividends and liquidated damages on the Series F Preferred Stock (the "Issued Shares"), and (ii) the issuance from time to time by the Company of shares of Common Stock in lieu of cash as dividends and liquidated damages on the Series F Preferred Stock (the "Additional Shares"). The Depositary Shares were originally issued by the Company in a private placement on August 18, 1998, and were subsequently resold by the initial purchasers thereof in private sales pursuant to exemptions from registration under the Securities Act.


                  We have reviewed the Registration Statement, all amendments thereto, and such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.


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Intermedia Communications Inc.

January 29, 1999

Page 2

                  On the basis of such review, and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

                  1. The Depositary Shares to be offered by the Selling Securityholders are duly authorized and duly and validly issued, fully paid and nonassessable.

                  2. Upon conversion of (a) the Depositary Shares into shares of Series F Preferred Stock and/or Common Shares and (b) shares of Series F Preferred Stock into Common Shares, the shares of Series F Preferred Stock and the Common Shares to be offered by the Selling Securityholders, shall be duly authorized and duly and validly issued, fully paid and nonassessable.


                  3. The Issued Shares to be offered by the Selling Shareholders are duly authorized and duly and validly issued, fully paid and nonassessable.



                  4. Upon the issuance of the Additional Shares in accordance with the Certificate of Designation and the Registration Rights Agreement governing the Series F Preferred Stock, the Additional Shares will be duly authorized and validly issued, fully paid and nonassessable.



                  5. The statements under the caption "Federal Income Tax Considerations" in the prospectus relating to the Depositary Shares included in the Registration Statement set forth the material United States federal income tax considerations generally applicable to persons acquiring the Depositary Shares, but does not purport to be a complete analysis of all potential consequences.


                  We are members of the Bar of the State of New York and do not purport to be experts or give any opinion except as to matters involving the laws of such State, the general corporation laws of the State of Delaware and the federal laws of the United States.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Kronish Lieb Weiner & Hellman LLP